Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-274666 on Form S-11 of our report dated March 22, 2024, relating to the financial statements of Mobile Infrastructure Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

April 5, 2024